Exhibit 99.1

Novacea Contact:

Paul Laland

Vice President, Corporate Communications

Tel: 650-228-1811

E-mail: laland@novacea.com

NOVACEA APPOINTS JOHN P. WALKER AS CEO

SOUTH SAN FRANCISCO, CA—September 20, 2007—Novacea, Inc. (NASDAQ: NOVC) today announced that, effective immediately, John P. Walker has been elected as chief executive officer (CEO). Mr. Walker has been Chairman of Novacea since July 2006, and was named interim CEO in December 2006. He will maintain his role as Chairman.

“After a broad search for a new CEO, we are very pleased to have John accept this position. We believe John’s extensive operational experience in the biotechnology and healthcare industry is an important asset to Novacea and its constituents. We look forward to his continued leadership of Novacea’s efforts to become a first-tier oncology company,” said Camille Samuels, chair of Novacea’s Nominating Committee and managing director at Versant Ventures.

“I am pleased to be named CEO of Novacea as I believe the company has a very bright future. As I plan to reduce my commitments outside of Novacea, this will allow me to focus my energy and work with my colleagues to bring novel cancer products to patients,” said Mr. Walker. “The Novacea team and I have taken important steps to strengthen the company in the past nine months, including signing an important partnership with Schering-Plough, accelerating the enrollment of Ascent-2 — our Phase 3 trial evaluating Asentar™ in androgen-independent prostate cancer, expanding our development efforts in both AQ4N and Asentar, and improving the financial strength of the company.”

Mr. Walker serves on the Board of Directors of Affymax, Inc. and Geron Corporation and is the Chairman of the Board of Directors for Novacea and Renovis, Inc. Mr. Walker has held Chairman, CEO and interim CEO positions with KAI Pharmaceuticals and Guava Technologies, Inc. He was Chairman, CEO and a director of AXYS Pharmaceuticals, Inc., and its predecessor company, Arris Pharmaceutical Corporation. Prior to Arris, Mr. Walker was Chairman and CEO of Vitaphore Corporation, a biomaterials company that was sold to Union Carbide Chemical and Plastics Company, Inc. Mr. Walker began his career with American Hospital Supply Corporation, where he held a variety of management, sales, and operational positions. Mr. Walker also has served as President of American Medical Systems and The Hospital Company.

About Novacea

Novacea, Inc. is a biopharmaceutical company focused on in-licensing, developing and commercializing novel cancer therapies. Novacea has two product candidates in clinical trials, including Asentar™, which currently is in a Phase 3 clinical trial for androgen-independent prostate cancer, or AIPC, and is the subject of the development and commercialization agreement with Schering-Plough. Novacea’s second product candidate, AQ4N, is a hypoxia-activated prodrug that is currently in a Phase 1b/2a clinical trial in glioblastoma multiforme. More information on any of Novacea’s trials can be found at www.ClinicalTrials.gov.

Note: Except for the historical information contained herein, the matters set forth in this press release, including statements as to financial guidance, development, clinical studies, regulatory review and approval, and commercialization of products, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: early stage of development; the focus, conduct, enrollment and timing of our clinical trials; regulatory review and approval of product candidates; commercialization of products; developments relating to our licensing and collaboration agreements; market acceptance of products; funding requirements; intellectual property protection for our product candidates; competing products and other risks detailed from time to time under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as may be updated from time to time by our future filings under the Securities Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual performance or results may vary materially from any future performance or results expressed or implied by these forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

Novacea is a registered trademark of Novacea, Inc., and Asentar is a trademark of Novacea, Inc. All other trademarks are property of their respective owners.

# # #